UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 _____________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                January 2, 1998
               Date of Report (Date of earliest event reported)


             ____________________________________________________


                              HUDSON FOODS, INC.
            (Exact Name of Registrant as Specified in its Charter)

      DELAWARE                 1-9050               71-0427616
  (Jurisdiction of        (Commission File       (I.R.S. Employer
  Incorporation or            Number)           Identification No.)
   Organization)

                               1225 Hudson Road
                            Rogers, AR   72575-0777
                   (Address of Principal Executive Offices)


      Registrant's telephone number, including area code: (501) 631-1100
             ____________________________________________________


Item 5.  Other Events.

      On January 2, 1998, Hudson Foods, Inc. (the "Registrant") entered into a letter agreement (the "Letter Agreement") with Tyson Foods, Inc. ("Tyson") and James T. Hudson, pursuant to which, among other things (i) Tyson has waived certain conditions to the consummation of the merger (the "Merger") of Hudson and a subsidiary of Tyson contemplated by the Agreement and Plan of Merger among Tyson, HFI Acquisition Sub, Inc. and Hudson dated as of September 4, 1997, (ii) Mr. Hudson has agreed to wind down the business of Hudson's Russian operations, including the collection of certain accounts receivable and liquidation of certain inventories thereof, and to assume certain liabilities related thereto. Tyson will retain after the Merger certain liabilities and obligations related to Hudson's Russian operations in an amount not to exceed $7,500,000 and will pay certain expenses incurred in connection with winding down those operations. In addition, Tyson will transfer all remaining assets, liabilities and obligations of the Russian operations to Mr. Hudson, and Mr. Hudson will have the option to acquire, upon payment therefor, certain other assets, liabilities and obligations of Hudson's Polish business. The Letter Agreement will terminate unless the Merger is consummated on January 9, 1998. The foregoing summary of the Letter Agreement is qualified in its entirety by the Letter Agreement, which is attached hereto as an exhibit and incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.

(c)      Exhibits

         Exhibit 10.1 Letter Agreement among Hudson Foods, Inc., Tyson Foods, Inc., and James T. Hudson dated January 2, 1998

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          HUDSON FOODS, INC.


                                          By: /s/ Charles B. Jurgensmeyer
                                              ---------------------------
                                              Name: Charles B. Jurgensmeyer
                                              Title: Chief Financial Officer

Date: January 2, 1998


                                 EXHIBIT INDEX

10.1 Letter Agreement among Hudson Foods, Inc., Tyson Foods, Inc., and James T. Hudson dated January 2, 1998